Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260180

PROSPECTUS SUPPLEMENT

(To the Prospectus dated November 16, 2021)

FOCUS UNIVERSAL INC.

Up to $25,000,000 of Common Stock

Focus Universal Inc., a Nevada corporation (the “Company,” “we,” “us” and “our”), has entered into an At the Market Sales Agreement (the “Sales Agreement”) with Sutter Securities, Inc. (“Sutter” or the “Agent”) relating to the offer and sales of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Sutter, acting as sales agent, at our discretion.

Our common stock is listed on the NASDAQ Global Market under the symbol “FCUV.” On December 8, 2022, the last completed trading day prior to the date of this prospectus supplement, the last reported sale price of our common stock on the NASDAQ Global Market was $9.75 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific amount of securities, but will act as our sales agent using its reasonable best efforts to sell the securities, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable law and regulations. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the aggregate gross proceeds from the sale of any shares of common stock pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide customary indemnification and contribution rights to the Agent (and its affiliates, stockholders, directors, officers, employees and controlling persons) with respect to certain liabilities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND ANY SIMILAR SECTION CONTAINED IN THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Sutter Securities, Inc.

The date of this prospectus supplement is December 9, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED NOVEMBER 16, 2021

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference, which describes more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Before investing in our common stock, you should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

We may also add, update or change information contained in this prospectus supplement by means of an amendment to this prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus.

This prospectus supplement and the accompanying prospectus dated November 16, 2021 are part of a registration statement (Registration No. 333-260180) on Form S-3 that we filed with the using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $100,000,000. This prospectus supplement relates to the offering of shares of our common stock by us.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, and we take no responsibility for any other information that others may give you. Neither we nor the underwriters are making an offer or sale of our common stock in any state or jurisdiction where offers, solicitation and sales are not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any such free writing prospectus or of any sale of a security. Our business, operating results or financial condition may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, the terms “Focus,” the “Company,” “we,” “us” and “our” refer to Focus Universal Inc. and our subsidiaries, except where the context otherwise requires.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the section entitled “Risk Factors” and the risks set out below or in the accompanying prospectus and the documents incorporated herein and therein by reference, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue;

•	risks related to our international operations and currency exchange fluctuations; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some information about us and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the risk factors of investing in our securities, before making your investment decision.

Our Company

Overview

We are a provider of patented hardware and software design technologies for Internet of Things (“IoT”) and 5G. We have developed four disruptive patented technologies to solve the major problems facing hardware design, hardware production, software design and network communication facing both industries today. These technologies combined have the potential to reduce costs, product development timelines and energy usage, while increasing range, speed, efficiency and security for these industries. Specifically, we have developed four fundamental disruptive proprietary technologies which we believe solve the most fundamental problems plaguing the IoT industry by: (1) increasing overall chip integration by shifting it to the device level; (2) creating a faster 5G cellular technology by using ultra-narrowband technology; (3) leveraging ultra-narrowband power line communication (“PLC”) technology; and (4) developing user interface machine auto generation technology.

Our universal smart technology is designed to overcome instrumentation interoperability and interchangeability. The electronic design starts from a 90% completed common foundation, which we call our universal smart instrumentation platform (“USIP”), instead of the current method of building each stand-alone instrument from scratch. Our method eliminates redundant hardware and software and results in significant cost savings and production efficiency. We have developed software machine auto generation technology to replace the manual software designs which are currently in use and cannot satisfy the exponential growth of future IoT industry demand. Our ultra-narrowband PLC enables our users to send data over existing electricity power cables and immediately establish a ubiquitous data network without substantial new investment for a dedicated wiring infrastructure. Our ultra-narrowband technology is capable of overcoming the noise problems communicating through power lines that have hindered our competitors for over a century. Our wireless communication technology allows for longer-range coverage, is more energy effective and has much faster data sending speeds than the current 5G technology speeds being used. We also provide sensor devices and are a wholesaler of various air filters and digital, analog, and quantum light meter systems.

We are also a wholesaler of various digital, analog, and quantum light meters and filtration products, including fan speed adjusters, carbon filters and high-efficiency particulate arrestance filtration systems. We source these products from manufacturers in China and then sell them to a major U.S. distributor, Hydrofarm, who resells our products directly to consumers through retail distribution channels and in some cases, places its own branding on our products.

We are heavily engaged in the research and development on PLC technology and have filed three patents with the U.S. Patent and Trademark Office related to our Ubiquitor device and the design of a quantum photosynthetically active radiation photo sensor. Eventually, we hope that PLC technology can further enhance smart IoT installations powered by the Ubiquitor.

Our focus going forward will be in the development, sale and installation of: products using our proprietary IoT and PLC technologies; universal smart monitors and controllers for the gardening industry; and distributed shared universal smart home products, including products offering control of lighting and air conditioning, swimming pools, garage doors, sprinklers, motorized curtains, smoke detectors, carbon monoxide detectors, motion sensors, leak detectors, doorbells, and surveillance cameras.

We entered the residential and commercial automation installation service industry through the acquisition of AVX Design and Integration, Inc. (“AVX”) in March of 2019. AVX was established in the year 2000 with the goal of providing high-performance, easy-to-use audio/video, home theater, lighting control, automation and integration services for high-net-worth residential projects in southern California. We believe we can integrate our devices and PLC technology into the IoT installation business in both residential and commercial spaces and substantially reduce the costs of IoT installation as well as enhance IoT integration capabilities. We believe the Ubiquitor will be integral in our distributed shared universal smart home products, and we plan to have AVX install these products starting in the greater Los Angeles area.

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Introduction to IoT

IoT refers to the overarching network created by billions of internet-compatible devices and machines that share data and information around the world. According to a Gartner report, by the end of 2020, there were an estimated 20 billion IoT connected devices in use around the world. As the sophistication of both hardware and software in the consumer electronics industry skyrockets, an increasing share of the electronic devices produced around the world are manufactured with internet connectivity. Forecasts in the Gartner report suggest that by 2030, around 50 billion of these IoT devices will be in use around the world, creating a massive web of interconnected devices spanning everything from smartphones to kitchen appliances.

Billions of IoT devices are in use across the country, each with different terminologies, technical specifications, and functional capabilities. These differences make it difficult to create one standard interoperability format for acquiring, harmonizing, storing, accessing, analyzing and sharing data in near real-time. In fact, not even those instruments built on the same platform are necessarily interoperable because they are often highly customized to an organization’s unique workflow and preferences.

Wireless networks are far from perfect for IoT. They are typically slower, expensive and extremely susceptible to interference from radio signals and radiation. They can be accessed by any device within range of the network's signal so information transmitted through the network (including encrypted information) may be intercepted by unauthorized users. Walls and floors can seriously limit the range of the wireless network. Our proprietary ultra-narrowband PLC technology offers a promising alternative to wireless networks. Integrating our universal smart instrumentation platform with our ultra-narrowband PLC technology results in significant simplification and cost savings in the implementation of IoT. Using these technologies, we have designed IoT products for both residential and industrial usage and are now in the process of testing.

Growth Strategy

Our goals over the next three years include:

•	Raise capital to move into full manufacturing and production for our Ubiquitor device;

•	Partner with manufacturers and promote the adoption of our Ubiquitor device in a USIP;

•	Acquire a stable market share of the sensor device market;

•	Continute performing research and development on PLC technology;

•	Focus on building our smart home offerings so that we can reduce the cost of smart home implementation to focus on expanding smart home installation and emplementation beyond luxury homes;

•	File additional patents to expand our intellectual property portfolio related to the many uses of our Ubiquitor device; and

•	File patents to protect our PLC technology.

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor device as the industry standard in universal sensor reading technology;

•	Establish strategic supply chain channels to facilitate efficient production operations; and

•	Communicate the product and service differentiation through direct networking and effective marketing.

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Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Impact of the Covid-19 Pandemic

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it.

During 2020, our subsidiary AVX was negatively impacted by the COVID-19 pandemic. AVX encountered delays in certain projects due to the pandemic’s restriction and access control at job sites as well as halts in projects due to confirmed cases at the clients’ sites. We also had employees contract the virus. We were also negatively impacted due to delays in research and development work due to confirmed COVID-19 cases in the office. In 2021, we had delays in receiving the inventory necessary for our subsidiary Perfecular, Inc. to fulfill sales orders due to a shortage of shipment containers caused by the pandemic, which resulted in delays in completing our sales cycles.

Furthermore, the spread of COVID-19 has adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Corporate Information

We are based in Ontario, California, and were incorporated in Nevada in 2012.

Our principal executive offices are located at 2311 East Locust Court, Ontario, CA 91761. Our telephone number is (626) 272-3883, and our website is www.focusuniversal.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “FCUV.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

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THE OFFERING

The following summary contains basic terms about this offering and our common stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of our common stock, see “Description of Common Stock” below.

Securities Being Offered Pursuant to this Offering	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Shares of Common Stock Outstanding Prior to this Offering	43,530,915 shares of our common stock.

Shares of Common Stock Outstanding Immediately Following this Offering	Up to 46,095,017 shares, assuming the sale of $25,000,000 of shares of our common stock at a price of $9.75 per share, which was the closing price on the NASDAQ Global Market on December 8, 2022. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through the Agent. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds

Our management team will have broad discretion in using the net proceeds to be received by us from this offering. We currently intend to use the net proceeds from the sale of our common stock in this offering for research and development, product manufacturing and assembly, marketing and business development, and other general working capital and corporate purposes.

In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Market for Common Stock	Our common stock is listed on the NASDAQ Global Market under the symbol “FCUV.”

Risk Factors	An investment in the common stock is highly speculative and involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any similar section contained in the accompanying prospectus and any documents that are incorporated by reference herein and therein concerning factors you should consider before deciding to invest in shares of our securities.

Voting Rights	Shares of our common stock are entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

Unless we indicate otherwise, all information in this prospectus supplement excludes the 305,000 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors at a weighted average exercise price of $5.82 per share as of September 30, 2022.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the risks described below along with all of the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference, including our financial statements and the related notes, before deciding whether to purchase our common stock. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may adversely affect our business, results of operations and financial condition. If any of these risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and the Ownership of Our Common Stock

Our shares of common stock are only recently listed on the NASDAQ Global Market (“NASDAQ”), and we may not be able to maintain the continued listing standards.

NASDAQ requires companies to fulfill specific requirements in order for their shares to continue to be listed. There is no guarantee that our common stock will maintain NASDAQ continued listing standards and we may be delisted. If our common stock is delisted from NASDAQ, our shareholders could find it difficult to sell their common stock.

In the event that the shares of our common stock were to be delisted from NASDAQ, we expect that it would be traded on the OTCQB or OTCQX marketplaces, which are unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or other national securities exchanges. Thus, a delisting from NASDAQ may have a material adverse effect on the trading and price of our common stock.

If we are unable to maintain compliance with NASDAQ continued listing standards, including maintenance of at least $2.5 million of stockholders’ equity and maintenance of a $1.00 minimum bid price, our common stock may be delisted from NASDAQ.

There can be no assurances that we will be able to maintain our NASDAQ listing in the future. In the event we are unable to maintain compliance with NASDAQ continued listing standards and our common stock is delisted from NASDAQ, it could likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s continued listing standards, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s continued listing requirements.

An active trading market for our common stock may not be maintained.

Our common stock is currently listed on the NASDAQ Global Market under the symbol “FCUV,” but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. A lack of an active market may impair the ability of our stockholders to sell shares at the time they wish to sell or at a price that they consider favorable. The lack of an active market may also reduce the fair market value of our common stock, impair our ability to raise capital by selling shares of capital stock and may impair our ability to use common stock as consideration to attract and retain talent or engage in business transactions (including mergers and acquisitions).

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The market price, trading volume and marketability of our common stock may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your common stock, the marketability of your common stock and our ability to raise capital through future equity financings.

The market price and trading volume of our common stock may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your common stock, the marketability of your common stock and our ability to raise capital through equity financings. These factors include the following:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead investors of our securities to demand a higher investment return;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the media, online forums, or investment community; and

•	our ability maintain the listing of our common stock on the NASDAQ Global Market.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Our executive officers and directors collectively have the power to control our management and operations and have a significant majority in voting power on all matters submitted to the stockholders of the Company.

Our CEO and one of our directors, Dr. Desheng Wang, owns 33.067% of the outstanding shares of our common stock as of the date of this prospectus supplement and after a fully subscribed offering will own 31.228%. Two of our directors together own over 50% of the outstanding shares of our common stock and after a fully subscribed offering will still own approximately 49% of the outstanding shares of our common stock. Accordingly, our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;

•	Removal of directors;

•	Amendment to the Company’s Articles of Incorporation or Bylaws; and

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in the Company will need to come through appreciation of our common stock’s price.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2022, our net tangible book value was $10,892,275, or approximately $0.25 per share of common stock. Since the price share of common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the shares that you purchase in this offering. Based on the assumed offering price of $9.75 per share, the last reported sale price of our common stock on the NASDAQ Global Market on December 8, 2022, if you purchase shares in this offering, you will suffer immediate and substantial dilution of up to $8.99 per share with respect to the net tangible book value of your common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

You could be diluted from our future issuance of capital stock and derivative securities.

As of December 9, 2022, we had 43,530,915 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our board of directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future may reduce an investor’s or potential investor’s proportionate ownership and voting power.

An increase of free trading shares of our common stock could result in substantial sales of common stock on the open market which could cause our stock price to fall substantially.

In 2018, we registered 19,904,706 shares of our common stock for more than 300 shareholders, which is substantially more than the 18,346,923 shares of common stock that are currently free trading. Any increase in freely trading shares, or the perception that such shares will or could come onto the market could have an adverse effect on the trading price of the stock. No prediction can be made as to the effect, if any, that sales of these shares, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market.

S-9

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial shares of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In the future, we may issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The number of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock and have a dilutive effect on our shareholders which could have a material negative effect on our stock price.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial shares of our common stock in the public market, then the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock also could depress the market price of our common stock. There are 43,530,915 shares of our common stock outstanding, of which 18,346,923 shares are currently freely tradable.

Certain existing holders of a majority of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. If the sale of these shares are registered, they will be freely tradable without restriction under the Securities Act. In the event such registration rights are exercised and a large number of shares of common stock are sold in the public market, such sales could reduce the trading price of our common stock.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Sales of a substantial number of shares of our common stock in the public market by certain of our shareholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of shares of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to the terms of the Sales Agreement and compliance with applicable law and regulations, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-10

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with the Agent as a source of financing.

We currently intend to use the net proceeds from the sale of our common stock in this offering for research and development, product manufacturing and assembly, marketing and business development, and other general working capital and corporate purposes. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Our management team will have broad discretion in using the net proceeds to be received by us from this offering.

Pending use of the net proceeds, we intend to invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

S-11

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

As of December 9, 2022, 43,530,915 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth.

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability. All outstanding shares of our common stock are fully paid and non-assessable.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and to discourage some types of transactions that may involve the actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our Company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They also may have the effect of preventing changes in our management.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “FCUV.”

Transfer Agent and Registrar

Our independent transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

S-13

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Sutter, under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Sutter acting as a sales agent. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC, which is incorporated by reference in this prospectus supplement.

Each time we wish to issue and sell shares of our common stock, we will notify Sutter of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Sutter, unless Sutter declines to accept the terms of the notice, Sutter has agreed, subject to the terms and conditions of the Sales Agreement, to use its reasonable best efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms. We may instruct Sutter not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Sutter may suspend the offering of shares of our common stock being made through Sutter under the Sales Agreement for any reason and at any time upon proper notice to the other party.

We will pay to Sutter commissions for its services in acting as agent in the sale of our common stock. Sutter will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross proceeds of the shares sold pursuant to the Sales Agreement. Because there is no minimum offering amount in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Sutter for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000, as provided in the Sales Agreement.

Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Sutter in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, Sutter will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Sutter will be deemed to be underwriting commissions or discounts. We have agreed to provide customary indemnification and contribution rights to Sutter (and its affiliates, stockholders, directors, officers, employees and controlling persons) with respect to certain liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination or expiration of the Sales Agreement as permitted therein. We and the Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Any portion of the $25,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying prospectus, and if no shares have been sold under the Sales Agreement, the full $25,000,000 of shares of our common stock may be later made available for sale in other offerings pursuant to the accompanying prospectus.

Sutter and/or its affiliates may in the future provide various investment banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M promulgated under the Exchange Act, Sutter will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

S-14

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

The net tangible book value of our Company as of September 30, 2022 was $10,892,275, or approximately $0.25 per share of common stock (based upon 43,528,915 shares of common stock outstanding). Net tangible book value per share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 2,564,102 shares of our common stock in this offering at an assumed offering price of $9.75 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on December 8, 2022, and after deducting the estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $35,117,270, or $0.76 per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.51 per share of common stock to our existing shareholders and an immediate dilution in net tangible book value of $8.99 per share of common stock to investors purchasing our common stock in this offering.

The following table illustrates the range of immediate dilution to new investors:

Assumed offering price per share	$9.75
Net tangible book value per share as of September 30, 2022	$0.25
Increase in net tangible book value per share attributable to new investors in this offering	$0.51
Pro forma as adjusted net tangible book value per share after this offering	$0.76
Dilution per share to investors purchasing shares in this offering	$8.99

The above table assumes for illustrative purposes that an aggregate of 2,564,102 shares of our common stock are sold during the term of the Sales Agreement with the Agent at a price of $9.75 per share, the last reported sale price of our common stock on the NASDAQ Global Market on December 8, 2022, for aggregate gross proceeds of $25,000,000. The shares subject to the Sales Agreement with the Agent are being sold from time to time at various prices. A $1.00 increase in the assumed offering price of $9.75 per share of common stock, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the Sales Agreement with the Agent is sold at that price, would increase our as adjusted net tangible book value after this offering by $0.52 per share, and the dilution per share to investors purchasing shares in this offering would be approximately $8.98 per share, after deducting commissions and estimated aggregate offering expenses payable by us. Similarly, a $1.00 decrease in the assumed offering price of $9.75 per share of common stock, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the Sales Agreement with the Agent is sold at that price, would increase our as adjusted net tangible book value after this offering by $0.51 per share, and the dilution per share to investors purchasing securities in this offering would be $8.99 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

For purposes of these calculations, the number of shares of common stock to be outstanding immediately after this offering is based on 43,528,915 shares of our common stock outstanding as of September 30, 2022, and excludes the 305,000 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors at a weighted average exercise price of $5.82 per share as of September 30, 2022.

To the extent that the stock options outstanding as of September 30, 2022 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-15

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended. (the “Exchange Act”) made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 8, 2022;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2022 filed with the SEC on May 16, 2022; (ii) June 30, 2022 filed with the SEC on August 12, 2022; and (iii) September 30, 2022 filed with the SEC on November 15, 2022;

•	Our current reports on Form 8-K filed with the SEC on June 30, 2022, July 1, 2022, August 18, 2022, October 11, 2022 and November 18, 2022;

•	Our definitive proxy statement for the Company’s 2022 annual meeting of shareholders filed with the SEC on April 6, 2022; and

•	The description of the common stock contained in our registration statement on Form 8-A (File No. 001-40770) filed with the SEC on August 30, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or document deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

S-16

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website at http://www.focusuniversal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered pursuant to this prospectus supplement. You may inspect and copy the registration statement, including the attached exhibits, at the SEC’s website or our website.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Wilson Bradshaw LLP, Irvine, California. Sutter Securities, Inc. is being represented in connection with this offering by Bevilacqua PLLC, Washington, DC.

EXPERTS

The financial statements for the years ended December 31, 2021 and 2020, appearing in Focus Universal Inc.’s annual report on Form 10-K for the year ended December 31, 2021 and incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been audited by BF Borgers CPA PC, an independent registered public accounting firm, and are so incorporated by reference in reliance upon the report of BF Borgers CPA, PC upon the authority of said firm as experts in accounting and auditing.

S-17

PROSPECTUS

FOCUS UNIVERSAL INC.

$100,000,000

Common Stock

Debt Securities

Warrants

Units

Focus Universal Inc., a Nevada corporation (“Focus Universal,” “the Company,” “we,” “us” and “our”), may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in prospectus supplements to this prospectus. The supplements may also add, update or change information in this prospectus with respect to an offering. Please read this prospectus and any applicable prospectus supplements, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer these securities directly to investors, through one or more agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FCUV.” On October 7, 2021, the last reported sale price of our common stock on the NASDAQ Capital Market was $7.88 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 16, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time that we offer securities under this shelf registration, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you must not rely on it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “Focus Universal,” the “Company,” “we,” “us” and “our” in this prospectus refer to Focus Universal Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

1

PROSPECTUS SUMMARY

This summary highlights some information about us and selected information contained elsewhere in this prospectus or in the documents incorporated by references. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this prospectus, any prospectus supplement and the documents incorporated by reference carefully, including the risk factors of investing in our securities, before making your investment decision.

Our Company

Overview

We are a provider of patented hardware and software design technologies for Internet of Things (“IoT”) and 5G. We have developed four disruptive patented technologies to solve the major problems facing hardware design, hardware production, software design and network communication facing both industries today. These technologies combined have the potential to reduce costs, product development timelines and energy usage, while increasing range, speed, efficiency and security for these industries. Specifically, we have developed four fundamental disruptive proprietary technologies which we believe solve the most fundamental problems plaguing the IoT industry by: (1) increasing overall chip integration by shifting it to the device level; (2) creating a faster 5G cellular technology by using ultra-narrowband technology; (3) leveraging ultra-narrowband power line communication (“PLC”) technology; and (4) developing user interface machine auto generation technology.

Our universal smart technology is designed to overcome instrumentation interoperability and interchangeability. The electronic design starts from a 90% completed common foundation, which we call our universal smart instrumentation platform (“USIP”), instead of the current method of building each stand-alone instrument from scratch. Our method eliminates redundant hardware and software and results in significant cost savings and production efficiency. We have developed software machine auto generation technology to replace the manual software designs which are currently in use and cannot satisfy the exponential growth of future IoT industry demand. Our ultra-narrowband PLC enables our users to send data over existing electricity power cables and immediately establish a ubiquitous data network without substantial new investment for a dedicated wiring infrastructure. Our ultra-narrowband technology is capable of overcoming the noise problems communicating through power lines that have hindered our competitors for over a century. Our wireless communication technology allows for longer-range coverage, is more energy effective and has much faster data sending speeds than the current 5G technology speeds being used. We also provide sensor devices and are a wholesaler of various air filters and digital, analog, and quantum light meter systems.

We are also a wholesaler of various digital, analog, and quantum light meters and filtration products, including fan speed adjusters, carbon filters and high-efficiency particulate arrestance filtration systems. We source these products from manufacturers in China and then sell them to a major U.S. distributor, Hydrofarm, who resells our products directly to consumers through retail distribution channels and in some cases, places its own branding on our products.

We are heavily engaged in the research and development on PLC technology and have filed three patents with the U.S. Patent and Trademark Office related to our Ubiquitor device and the design of a quantum photosynthetically active radiation photo sensor. Eventually, we hope that PLC technology can further enhance smart IoT installations powered by the Ubiquitor.

Our focus going forward will be in the development, sale and installation of: products using our proprietary IoT and PLC technologies; universal smart monitors and controllers for the gardening industry; and distributed shared universal smart home products, including products offering control of lighting and air conditioning, swimming pools, garage doors, sprinklers, motorized curtains, smoke detectors, carbon monoxide detectors, motion sensors, leak detectors, doorbells, and surveillance cameras.

2

We entered the residential and commercial automation installation service industry through the acquisition of AVX Design and Integration, Inc. (“AVX”) in March of 2019. AVX was established in the year 2000 with the goal of providing high-performance, easy-to-use audio/video, home theater, lighting control, automation and integration services for high-net-worth residential projects in southern California. We believe we can integrate our devices and PLC technology into the IoT installation business in both residential and commercial spaces and substantially reduce the costs of IoT installation as well as enhance IoT integration capabilities. We believe the Ubiquitor will be integral in our distributed shared universal smart home products, and we plan to have AVX install these products starting in the greater Los Angeles area.

Introduction to IoT

IoT refers to the overarching network created by billions of internet-compatible devices and machines that share data and information around the world. According to a Gartner report, by the end of 2020, there were an estimated 20 billion IoT connected devices in use around the world. As the sophistication of both hardware and software in the consumer electronics industry skyrockets, an increasing share of the electronic devices produced around the world are manufactured with internet connectivity. Forecasts in the Gartner report suggest that by 2030, around 50 billion of these IoT devices will be in use around the world, creating a massive web of interconnected devices spanning everything from smartphones to kitchen appliances.

Billions of IoT devices are in use across the country, each with different terminologies, technical specifications, and functional capabilities. These differences make it difficult to create one standard interoperability format for acquiring, harmonizing, storing, accessing, analyzing and sharing data in near real-time. In fact, not even those instruments built on the same platform are necessarily interoperable because they are often highly customized to an organization’s unique workflow and preferences.

Wireless networks are far from perfect for IoT. They are typically slower, expensive and extremely susceptible to interference from radio signals and radiation. They can be accessed by any device within range of the network's signal so information transmitted through the network (including encrypted information) may be intercepted by unauthorized users. Walls and floors can seriously limit the range of the wireless network. Our proprietary ultra-narrowband PLC technology offers a promising alternative to wireless networks. Integrating our universal smart instrumentation platform with our ultra-narrowband PLC technology results in significant simplification and cost savings in the implementation of IoT. Using these technologies, we have designed IoT products for both residential and industrial usage and are now in the process of testing.

Growth Strategy

Our goals over the next three years include:

•	Raise capital to move into full manufacturing and production for our Ubiquitor device;

•	Partner with manufacturers and promote the adoption of our Ubiquitor device in a USIP;

•	Acquire a stable market share of the sensor device market;

•	Continue performing research and development on PLC technology;

•	Focus on building our smart home offerings so that we can reduce the cost of smart home implementation to focus on expanding smart home installation and implementation beyond luxury homes;

•	File additional patents to expand our intellectual property portfolio related to the many uses of our Ubiquitor device; and

•	File patents to protect our PLC technology.

3

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor device as the industry standard in universal sensor reading technology;

•	Establish strategic supply chain channels to facilitate efficient production operations; and

•	Communicate the product and service differentiation through direct networking and effective marketing.

Recent Developments

On August 31, 2021, the Company commenced trading on the NASDAQ Capital Market under the symbol “FCUV.”

On September 2, 2021, the Company announced the closing of an underwritten public offering of 2,300,000 newly issued shares of common stock at a price to the public of $5.00 per share. The closing included the full exercise of the underwriters’ over-allotment option to purchase 300,000 shares of common stock at the public offering price, for gross proceeds to the Company of $11.5 million, prior to deducting underwriting discounts and commissions and offering expenses payable by us.

Impact of the Covid-19 Pandemic

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it.

During 2020, our subsidiary AVX was negatively impacted by the COVID-19 pandemic. AVX encountered delays in certain projects due to the pandemic’s restriction and access control at job sites as well as halts in projects due to confirmed cases at the clients’ sites. We also had employees contract the virus. We were also negatively impacted due to delays in research and development work due to confirmed COVID-19 cases in the office. In 2021, we had delays in receiving the inventory necessary for our subsidiary Perfecular, Inc. to fulfill sales orders due to a shortage of shipment containers caused by the pandemic, which resulted in delays in completing our sales cycles.

Furthermore, the spread of COVID-19 has adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

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Summary Risk Factors

Our business and our ability to implement our growth strategies are subject to significant risks and uncertainties of which investors should be aware before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the more significant risks we face. A more detailed description of our risk factors are set forth in the section of this prospectus entitled “Risk Factors” and under similar headings in the applicable prospectus supplement and the documents incorporated by reference herein and therein.

•	The recent COVID-19 pandemic may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

•	We have a limited operating history and have a history of operating losses.

•	We require significant funding to develop, manufacture and market our Ubiquitor wireless sensor.

•	The size and future growth in the market for our Ubiquitor device or our PLC technology under development has not been established with precision and may be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market, our sales growth may be adversely affected.

•	The Ubiquitor device could fail to gain traction in the marketplace for a number of reasons that would adversely impact our financial results and cause our investors to lose money.

•	If we are unable to properly forecast future demand of our products, our production levels may not meet demands, which could negatively impact our operating results.

•	Demand for our products is uncertain and depends on our currently unproven ability to create and maintain superior performance.

•	Our failure to respond to rapid change in the technology markets could cause us to lose revenue and harm our competitive position.

•	We outsource our product manufacturing and are susceptible to problems in connection with procurement, decreasing quality, reliability and protectability.

•	We outsource the manufacturing of key elements of our quantum light meters and air filters to a single manufacturing partner, with whom we do not have a formal contractual relationship.

•	Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

•	Changes in tariffs, import or export restrictions, Chinese regulations or other trade barriers may reduce gross margins.

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•	We depend on key personnel.

•	Our sensor segment is subject to risks associated with operations that have a concentration of customers.

•	Using wireless transmission technologies such as Wi-Fi and Bluetooth may create security risks.

•	We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

•	If we are unable to manage our anticipated post-acquisition growth effectively, our business could be adversely affected.

•	The success of our smart home installation business will depend upon the efforts of management of our subsidiary AVX.

•	Our shares of common stock are only recently listed on NASDAQ, and we may not be able to maintain the continued listing standards.

•	An active trading market for our common stock may not be maintained.

•	The market price, trading volume and marketability of our securities may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through future equity financings.

Corporate Information

We are based in Ontario, California, and were incorporated in Nevada in 2012.

Our principal executive offices are located at 2311 East Locust Court, Ontario, CA 91761. Our telephone number is (626) 272-3883, and our website is www.focusuniversal.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus.

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THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer and sell, either individually or in combination, in one or more offerings, any combination of shares of our common stock, debt securities, warrants or units, up to a total aggregate offering price of $100,000,000 at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. A prospectus supplement that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may offer these securities directly to investors, through one or more agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in the applicable prospectus supplement.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. If any of these risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the section entitled “Risk Factors” and the risks set out below or in the documents incorporated herein by reference, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website at http://www.focusuniversal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered pursuant to this prospectus. You may inspect and copy the registration statement, including the attached exhibits, at the SEC’s website or our website.

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INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to other documents that were filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus (except for any information superseded by information contained directly in this prospectus), and information we subsequently file with the SEC will automatically be deemed to update and supersede this information.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (excluding, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 23, 2021;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 10, 2021 and August 13, 2021, respectively;

•	Our current reports on Form 8-K filed with the SEC on February 16, 2021, March 30, 2021 and September 2, 2021; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 30, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing us at 2311 East Locust Court, Ontario, CA 91761 or telephoning us at (626) 272-3883.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our amended and restated bylaws, which have been filed as exhibits to previous filings with the SEC.

Common Stock

As of October 7, 2021, we had 43,259,741 shares of common stock outstanding held by approximately 402 record holders. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth.

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability. All outstanding shares of our common stock are fully paid and non-assessable.

Options and Warrants

As of the date of this prospectus, we have issued options to purchase an aggregate of 315,000 shares of common stock at a weighted average exercise price of $4.80 per share under the 2018 Equity Incentive Plan.

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In connection with the underwritten public offering that closed on September 2, 2021, the Company agreed to issue to the offering’s underwriter a warrant to purchase 161,000 shares of common stock at an exercise price of $6.25. On September 7, 2021, the underwriter exercised its full rights under the warrant pursuant to the warrant’s cashless exercise provision. However, because, this warrant and the underlying shares of common stock are deemed to be compensation by the Financial Industry Regulatory Authority (“FINRA”), they are subject to a lock-up pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the warrant nor any of our shares of common stock issued upon exercise of the warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning August 30, 2021, subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

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Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and to discourage some types of transactions that may involve the actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our Company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They also may have the effect of preventing changes in our management.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “FCUV.”

Transfer Agent

Our independent transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

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DESCRIPTION OF Debt Securities

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

General

The debt securities that we may offer to sell pursuant to this prospectus consist of notes, debentures, or other evidences of indebtedness. We may issue senior, senior subordinated, or subordinated debt securities, and in any case may be secured or unsecured. The debt securities will be our direct obligations. Senior securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. Subordinated securities will be subordinated in right of payment to senior subordinated securities.

Debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series. We may issue debt securities with terms different from those of debt securities that we previously issued.

Any applicable form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time. The material terms of the anticipated form of indenture are summarized below; however, once filed, we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

•	whether the debt securities will be secured or unsecured;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

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Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or in;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

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Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture will require us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

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•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•	the rights, obligations and immunities of the trustee under the indenture; and

•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF Warrants

We may offer to sell warrants to purchase our common stock or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement, including the name and address of the warrant agent, will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the terms of the securities issuable upon exercise of the warrants

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, restrictions and limitations relating to the exchange and exercise of such warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the rights to vote or receive dividends or similar distributions.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Summary Description

The information provided above is only a summary of the terms under which we may offer to sell warrants. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

Transfer Agent

The transfer agent for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each series of units we be issued under a separate unit agreement to be entered into between us and a bank or trust company, as unit agent. The terms of any units to be issued and a description of the material provisions of the applicable unit agreement, including the name and address of the unit agent, will be set forth in the applicable prospectus supplement.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including any applicable restrictions.

The prospectus supplement will also describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any option under which underwriters may purchase additional securities from us; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

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Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer involved in the offer or sale of our securities will be identified in a prospectus supplement.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business, for which they may receive compensation. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities described in this prospectus.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

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In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Wilson Bradshaw LLP, Irvine, California.  If legal matters relating to the offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements for the years ended December 31, 2019 and 2020, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of BF Borgers CPA PC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

In exchange for discounts on legal bills, the Company granted Wilson Bradshaw LLP separate grants of stock options to purchase common stock exercisable for 10 years: (1) on September 22, 2020 Wilson Bradshaw LLP was granted 571 options exercisable at $3.50 per share; (2) on December 11, 2020, Wilson Bradshaw LLP was granted 629 options exercisable at $3.00 per share, and (3) on April 11, 2021, Wilson Bradshaw LLP was granted 1,177 options exercisable at $5.00 per share.

No other named experts own any shares of our common stock.

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FOCUS UNIVERSAL INC.

Up to $25,000,000 of Common Stock

Prospectus Supplement

Sutter Securities, Inc.

December 9, 2022